                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos.
33-60622, 33-60730, 333-27459, 333-27461, 333-67033, 333-87996 and 333-105081 on
Forms S-8, in Registration Statement Nos. 333-89862 and 333-109353 on Forms S-4
and in Registration Statement No. 333-102387 on Form S-3 of Jarden Corporation
of our report dated March 9, 2005, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the fresh start reporting described in Note 10, the change in accounting for goodwill and other intangible assets in 2002 described in Notes 2 and 4 and the sale of American
Household, Inc. described in Note 1) related to the consolidated financial statements of American Household, Inc. and subsidiaries as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, appearing in this Current Report on Form 8-K/A of Jarden Corporation dated March 24, 2005.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 24, 2005